UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2004
_______

CAPITALSOURCE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-31753	35-2206895
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
(Address of principal executive offices, zip code)

(Registrant’s telephone number, including area code) (301) 841-2700

Item 9. Regulation FD Disclosure.

     On March 15, 2004, CapitalSource Inc. (the “Company”) announced its intention to sell $225 million in aggregate principal amount of senior convertible debentures due 2034. On March 16, 2004, the Company announced the pricing of the debentures. The press releases announcing the Company’s intention to sell the debentures and the pricing of the debentures are attached hereto as Exhibits 99.1 and 99.2. A full description of the debentures is attached hereto as Exhibit 99.3.

     The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed with the Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 16, 2004	/s/ Steven A. Museles

Steven A. Museles Senior Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

99.1	Press Release issued by the Company on March 15, 2004.
99.2	Press Release issued by the Company on March 16, 2004.
99.3	Description of debentures